RESTATED ARTICLES OF INCORPORATION
                                OF
                     SHOWBIZ PIZZA TIME INC. / Exhibit 3(a)
                                               ------------

     The undersigned, ShowBiz Pizza Time, Inc., a Kansas corporation originally incorporated on April 30, 1980 as ShowBiz Pizza Place, Inc., for the purpose of amending and restating its Articles of Incorporation in accordance with the Kansas General Corporation Code, does hereby make and execute these Restated Articles of Incorporation of ShowBiz Pizza Time, Inc., and does hereby certify (i) that such Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the corporation's Articles of Incorporation, as heretofore amended or supplemented, and that there is no discrepancy between those provisions and the provisions of the Restated Articles of Incorporation, and (ii) that such Restated Articles of Incorporation were duly adopted by the directors in accordance with the provisions of K.S.A. 17-6605.

     FIRST.  The name of the corporation is:

                     ShowBiz Pizza Time, Inc.

     SECOND. The address of its registered office in the State of Kansas is First National Bank Building, c/o The Corporation
Company, Inc., Topeka, Shawnee County, Kansas 66603. The name of its registered agent at such address is The Corporation Company, Inc.

     THIRD. The nature of the business or objects or purposes to be conducted, transacted, promoted or carried on by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Code of the State of Kansas.

     In addition to the powers and privileges conferred upon the corporation by law and those incidental thereto, the corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business, objects or purposes of the corporation.

     FOURTH. The total number of shares of stock that the corporation shall have authority to issue is Fifty Million Five Hundred Forty-Nine Thousand Five Hundred Ninety-Three (50,549,593) shares, which shall be divided into three (3) classes as follows:
(a) Forty-Nine Thousand Five Hundred Ninety-Three (49,593), share; of Class A Preferred Stock, of the par value of Sixty Dollars ($60.00) each (hereinafter "Preferred A Shares"), (b) Five Hundred Thousand (500,000) shares of Class B Preferred Stock, of the par value of one Hundred Dollars ($100.00) each (hereinafter "Preferred B Shares"), and (c) Fifty Million (50,000,000) shares of Common Stock, of the par value of One Dollar, ($1.00) each (hereinafter "Common Shares"). The designations, powers, preferences, and rights of each class, and the qualifications, limitations, or restrictions thereof, shall be as set forth in this ARTICLE FOURTH.

     Section 4.1.    Dividends.
     -----------     ----------

          4.1.1. Dividend Rate on Preferred A Shares. The holders of Preferred A Shares shall be entitled to receive, when, as, and if declared by the Board of Directors of the corporation to the extent and out of funds legally available for the payment of dividends, cash dividends at the rate of (a) Ninety Cents ($0.90) per share per quarter for each of the eight full fiscal quarters of the corporation following the Preferred Dividend Commencement Date (as defined in subsection 4.1.2 hereof), and (b) One Dollar and Twenty Cents ($1.20) per share per quarter for each full fiscal quarter thereafter.

          4.1.2. Preferred Dividend Commencement Date. The Preferred Dividend Commencement Date shall be the first day of the fifth full fiscal quarter of the corporation beginning after the first issuance of Preferred A Shares (which date for reference purposes is May 21, 1985).

          4.1.3. Accrual and Cumulation of Preferred Dividends. Dividends on the Preferred A Shares shall (a) accrue at the rates set forth in subsection 4.1.1 hereof, whether or not earned or declared; (b) be payable before any dividends (other than a dividend payable solely in Common Shares or Preferred B Shares) on Common Shares or Preferred B Shares are paid, declared, or set aside for, payment; and (c) be cumulative, so that if dividends accrued under this Section on the outstanding Preferred A Shares have not been paid or set aside for payment, for any fiscal quarter or quarters, the amount of the deficiency shall first be declared and fully paid or set aside for payment, but without interest, before any distribution, by dividend or otherwise (other than a distribution solely in Common Shares or Preferred B Shares) is declared, paid, or set aside for payment on the Common Shares or Preferred B Shares. Unless otherwise declared by the Board of Directors, no dividends shall accrue or cumulate on the Preferred
A Shares before the Preferred Dividend Commencement Date.

          4.1.4. Restriction on Dividends on Other Stock. The corporation shall not declare, pay, or set aside for payment any dividend or other distribution with respect to the Common Shares or Preferred B Shares (other than a distribution solely in Common Shares or Preferred B Shares)
(a) until after the first dividend required to be paid on the Preferred A Shares pursuant to subsection 4.1.1 hereof has been declared and paid or set aside for payment; and (b) unless an amount equal to all dividends on the Preferred A Shares required to be paid under this Section, including an unpaid cumulated dividends, has been declared and paid or set aside for payment.

          4.1.5. Definition of "Set Aside for Payment". For the purpose of this ARTICLE FOURTH, a dividend or other distribution to the holders of the Preferred A Shares shall be deemed to have been "set aside for payment" if and only if funds sufficient for the payment in full of such dividend or distribution have been deposited with a bank or trust company in the States of Texas, New York, or California, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay said amounts to the holders of the Preferred A Shares on the date for payment thereof and to pay to the corporation all interest and other income earned with respect to such amounts so deposited.

          4.1.6. Record Date: Payment Date. With respect to each fiscal quarter of the corporation for which the holders of the Preferred A Shares are entitled to receive a dividend and for which the Board of Directors of the corporation has declared a dividend on the Preferred A Shares ('Dividend Quarter"), such dividend shall be payable to the holders of record of Preferred A Shares on the last day of the Dividend Quarter and shall be paid no later than 90 days after the last day of the Dividend Quarter (the "Preferred Dividend Payment Date").

          4.1.7. Dividends on Common Shares. Subject to all the provisions hereof and of any resolution or resolutions (the "Preferred B Resolutions") of the Board of Directors of this corporation providing for the issuance of any series of Preferred
B Shares, and further subject to the prior rights and privileges of the holders of Preferred A Shares and Preferred B Shares, the holders of Common Shares shall be entitled to receive dividends when, as, and if declared by the Board of Directors of the corporation, to the extent and out of funds legally available for the payment of dividends.

     Section 4.2. Liquidation Preference. In the event of the voluntary or involuntary liquidation, dissolution, or winding up of the corporation, the holders of Preferred A Shares shall be entitled to be paid out of the net assets of the corporation an amount equal to the sum of Sixty Dollars ($60.00) per share, plus all unpaid dividends cumulated in respect of the outstanding Preferred A Shares, before any distribution or payment is made to the holders of Preferred B Shares or Common Shares. In the event that the net assets of the corporation are insufficient to pay the full amount then due to the holders of Preferred A Shares, the entire net assets, of the corporation shall be distributed among the holders of Preferred A Shares in direct proportion to the number of Preferred A Shares held by each. The consolidation or merger of the corporation into or with any other corporation or corporations, in the manner provided by law, shall not be deemed to be a liquidation, dissolution, or winding up of the affairs of the corporation. After the payment to the holders of Preferred A Shares of all amounts to which they are entitled, as hereinabove provided, the holders of the shares of each series of the Preferred B Shares then outstanding shall be entitled to receive out of the remaining net assets of the corporation, but, only in accordance with the preferences, if any, provided for such series, before any distribution or payment shall be made to the holders of the Common Shares, the amount per share fixed by the Preferred B Resolutions to be received by the holders of shares of each such series on such voluntary or involuntary liquidation, dissolution, or winding-up, as the case may be. If such payment shall have been made in full to the holders of all outstanding Preferred B Shares of all series, or duly provided for, the remaining net assets of the corporation, if any, shall be distributed to the holders of the Common Shares in direct proportion to the number of Common Shares held by each. However, if upon any such liquidation, dissolution, or winding-up, the net assets of the corporation available for distribution among the holders of any one or more series of the Preferred B Shares, that (a) are entitled to a preference over the holders of the Common Shares upon such liquidation, dissolution, or winding-up, and (b) rank equally in connection therewith, shall be insufficient to make payment in full of the preferential amount to which the holders of such shares shall be entitled, then such assets shall be distributed among the holders of each such series of the Preferred B Shares ratably according to the respective amounts to which they would be entitled with respect to the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     Section 4.3.  Redemption of Preferred A Shares.
     -----------    -------------------------------

          4.3.1. Optional Redemption. The corporation may, at any time or from time to time at its sole option, redeem all or part of the outstanding Preferred A Shares. The redemption price of a Preferred A Share under this subsection is Sixty Dollars ($60.00) plus the amount of all unpaid dividends cumulated with respect to such share under subsection 4.1.3 hereof.

          4.3.2. Mandatory Purchase. The corporation shall redeem, at the price specified in subsection 4.3.1 above, or purchase in the open market, such number of Preferred A Shares at such time or times, if any, as may be necessary to reduce the number of. Preferred A Shares outstanding on the last day of each of the corporation's fiscal years set forth below to not more than the number of shares set forth opposite such year, as follows:

                         Maximum
                         Number of
               Year      Shares Outstanding

               1990      483,333
               1991      466,666
               1992      450,006
               1993      433,333
               1994      416,666
               1995      400,000
               1996      383,333
               1997      366,666
               1998      350,000
               1999      333,333
               2000      316,666
               2001      300,000
               2002      283,333
               2003      266,666
               2004      250,000
               2005      -0-



          4.3.3.  Mandatory Purchase Upon Payment of Guaranteed
Debt.

               4.3.3.1.  Definitions.
               -------   -----------

                    (a)  For purposes hereof, the term "BHC
                    Affiliate" shall mean and refer to (i) Brock
                    Hotel Corporation, a Delaware corporation
                    ("BHC"), (ii) any corporation, partnership, or other entity in which BHC has an interest,
                    (iii) any individual or any corporation, partnership, or other entity owning at least ten percent (10%) of the issued and outstanding voting stock of BHC or (iv) any other entity controlling, controlled by, or under common control with BHC.

                    (b)  For purposes hereof, the term "Approved
                    Loan" shall mean and refer to a loan,
                    capitalized or other lease, or other financing arrangement with respect to which (i) the proceeds are used to prepay Guaranteed Obligations (as hereinafter defined), (ii) the interest rate does not exceed the blended interest rates of the Guaranteed Obligations that are prepaid with such proceeds, and (iii) the amortization of which is no less favorable to the corporation than the aggregate schedule of payments or mandatory prepayments (other than by reason of a default on a Guaranteed Obligation) required pursuant to the Guaranteed Obligations so prepaid.

                    (c)  For purposes hereof, the term "Equity
                    Holder" shall mean and refer to any party having an equity interest in the corporation.

               4.3.3.2.  Mandatory Purchase.
               --------  -------------------

                    (a) In the event that the corporation prepays (as opposed to any regularly scheduled payment or mandatory prepayment, other than by reason of' a default on a Guaranteed Obligation) or refinances for any reason (other than out of the proceeds of (i) any capital contributions or Approved Loans made to the corporation by a BHC Affiliate or by any Equity Holder, or (ii) any loans made to the corporation that are guaranteed by BHC or any Equity Holder), at any time prior to January 1, 1988, any debt, liability or obligation of the corporation that is guaranteed by BHC or any Equity Holder (such debts, liabilities and obligations collectively, the "Guaranteed Obligations"), so that immediately following such prepayment or refinancing there remains outstanding Guaranteed Obligations in an aggregate amount of less than Fifty Million Dollars ($50,000,000), the corporation shall repurchase, either through redemption or through purchase on the open market, that number of Preferred A Shares with an aggregate par value equal to the product of (a) the amount of Guaranteed Obligations reduced by such prepayment or refinancing (but only in the amount such prepaid or refinanced Guaranteed Obligations reduce the total Guaranteed Obligations below $50,000,000, or thereafter continue to reduce the Guaranteed Obligations) multiplied by (b) thirty-five percent (35%).

                    (b)  In addition, if, prior to January 1,
                    1988, any event occurs which, either under applicable law or under the provisions of any agreement governing any Guaranteed Obligation (whether or not such provision is enforceable as a matter of law), would, either immediately, or with the passage of time or giving of notice (or both), accelerate the time that payment on such Guaranteed Obligation is due and payable, or otherwise result in such Guaranteed Obligation being deemed to have matured, in whole or in part, before its regularly scheduled due date, and if, at any time after such event occurs, and prior to the reinstatement, if any, of the regular payment schedule on such Guaranteed Obligation by the agreement of the creditor thereon, any payment or distribution is made out of assets of the corporation on account of such Guaranteed Obligation (whether before or after January 1, 1988), so that, immediately following such payment or distribution, there remains Outstanding Guaranteed Obligations in an aggregate amount of less than Fifty Million Dollars ($50,000,000), the corporation shall repurchase, either through redemption or through purchases on the open market, that number of Preferred A Shares with an aggregate par value equal to the product of (a) the amount of the Guaranteed Obligations so reduced (but only in the amount such payment or distribution reduces the total Guaranteed Obligations below $50,000,000, or thereafter continues to reduce the Guaranteed Obligations) multiplied by (b) thirty-five percent (35%).

                    (c)  Furthermore, in the event that prior to
                    January l, 1988 the corporation pays, or
                    assets of the corporation are used to repay,
                    BHC or any Equity Holder (other than out of
                    positive cash flow generated by the
                    corporation from operations in accordance with past practices, which past practices shall not be deemed to include the sale of real estate or the sale of any entire restaurant as a unit), on account of funds advanced to the
                    corporation by BHC or such Equity Holder to
                    repay any Guaranteed Obligations, and such
                    repayment to BHC or such Equity Holder occurs at a time when the remaining outstanding Guaranteed Obligations are in an aggregate amount of less than $50,000,000, then the corporation shall repurchase, either through redemption or purchases on the open market, that number of Preferred A Shares with an aggregate par value equal to the product of
                    (a) the amount of such repayment to BHC or
                    such Equity Holder (but not to exceed the
                    amount by which the Guaranteed Obligations
                    total less than $50,000,000) multiplied by (b) thirty five percent (35%). For purposes of this paragraph (c): (1) any funds advanced by BHC or such Equity Holder to the corporation from and after the date on which Preferred A Shares are first issued (the "Beginning Date") to fund negative cash flow (other than funds specifically advanced and earmarked for the upgrading of existing restaurants or the construction of new restaurants) shall be deemed to have been advanced to repay Guaranteed Obligations repaid by the corporation since the Beginning Date up to the amount of the Guaranteed Obligations paid by the corporation after the Beginning Date; (2) an amount equal to the net proceeds of any sales of assets made after the Beginning Date that are not consistent with the corporation's past practices (which past practices shall not be deemed to include the sale of real estate or the sale of any entire restaurant as a unit) shall be deemed to have been advanced by BHC or an Equity Holder to the corporation after the Beginning Date to repay Guaranteed obligations, and repaid by the corporation to BHC or such Equity Holder after the Beginning Date; (3) any repayments made to BHC or an Equity Holder on account of advances made by BHC or such Equity Holder to the corporation shall be deemed to have been applied first to repay advances made by BHC or such Equity Holder to the corporation to repay Guaranteed Obligations; and (4) any repayments of Approved Loans made to any BHC Affiliate other than BHC shall be deemed to have been repaid to BHC on account of funds advanced by BHC to repay Guaranteed Obligations.

                    (d) The corporation's obligation to redeem or repurchase Preferred A Shares in accordance with any of the foregoing subparagraphs (a),
                    (b), and (c) of this subsection 4.3.3.2 shall not be affected by any prior purchase or redemption of Preferred A Shares by the corporation or any BHC Affiliate other than a redemption or purchase of Preferred A Shares made within twenty (20) days prior to the time such obligation arises and made for the specific purpose of satisfying such obligation, as evidenced by a statement to such effect included in any written confirmations regarding such redemption or purchase forwarded to a selling broker by the corporation, any purchasing BHC Affiliate, or their purchasing broker.

          4.3.4.    Procedure-for Redemption.
          ------    -------------------------

               4.3.4.1.   Date and Place of Redemption.  The Board
                         of Directors of the corporation may, by
                         resolution, fix the date and place of
                         redemption (which place may be within or without the State of Kansas).

               4.3.4.2.  Notice.  The corporation shall notify
                         each holder of Preferred A Shares to be
                         redeemed of the amount of his shares to
                         be redeemed and the date and place of
                         redemption by United States Mail, first-class postage prepaid, addressed to each such stockholder at his last known post office address as shown on the stock record books of the corporation, mailed no later than twenty (20) days before the date of redemption.

               4.3.4.3. Effectiveness of Redemption. If the notice required by subsection 4.3.4.2 above has been duly given and, on or before the date fixed for redemption, the funds necessary to effect such redemption have been set aside for payment to the holders of the Preferred A Shares to be redeemed, then, whether or not a certificate evidencing shares to be redeemed has been surrendered, the shares evidenced thereby shall no longer be outstanding, and the right to receive dividends thereon, the right to vote the same, and all other rights with respect to such shares shall cease and terminate on the date so fixed for redemption, except only the right of the holder of such Preferred A Shares to receive the redemption price therefor, without interest, upon surrender of the certificate or certificates evidencing the same, duly endorsed for transfer.

               4.3.4.4. Selection of Shares for Redemption. If at any time less than all of the outstanding Preferred A Shares are to be redeemed, the shares to be redeemed shall be selected by lot or in such other manner as the Board of Directors of the corporation may deem fair and appropriate.

               4.3.4.5. Board of Directors' Authority. Subject to the limitations and provisions hereof, the Board of Directors shall have the full power and authority to prescribe the manner in which, and the terms and conditions upon which, Preferred A Shares shall be redeemed.

          4.3.5. Cancellation. All Preferred A Shares redeemed, purchased, or otherwise acquired by the corporation in any manner shall be cancelled and shall not be reissued.

         Section 4.4.   Voting Rights.
         -----------    -------------

              4.4.1. Generally. The holders of the Common Shares have one (1) vote for each Common Share so held. The holders of the Preferred A Shares have one (1) vote for each Preferred A Share so held, and shall vote along with the holders of Common Shares and not as a separate class (except as hereafter provided or as otherwise provided by law), upon each and any matter submitted to a vote of the stockholders of the corporation. Subject to Section
4.10 hereof, the holders of the Preferred B Shares shall have such voting rights as are provided in the Preferred B Resolutions.

              4.4.2. Upon Default. Upon the occurrence and during the continuance of any Event of Default (as defined at Section 4.5 below), the holders of the Preferred A Shares, voting separately as a class, shall be entitled to elect the smallest number of directors that then shall constitute a majority of the directors of all of the then authorized number of directors of the corporation. The holders of the Common Shares and the holders of the Preferred
B Shares (to the extent provided by the Preferred B Resolutions) shall elect the remaining directors. In such event, only holders of Preferred A Shares may vote for directors to be elected by holders of the Preferred A Shares and only holders of Common Shares and the holders of the Preferred B Shares (to the extent provided by the Preferred B Resolutions) may vote for directors to be elected by holders of the Common Shares and the holders of the Preferred B Shares (to the extent provided by the Preferred B Resolutions).

              4.4.3.    Approval for Certain Transactions.
              ------    ----------------------------------

                   4.4.3.1.  Certain Transactions.  Unless the
         corporation has first obtained the approval of the holders of two-thirds (2/3) of the outstanding Preferred A Shares, the corporation shall not:

                        (a) amend these Articles of Incorporation in a manner that would materially adversely affect the holders of the Preferred A Shares; or

                        (b)  increase the authorized number of
                        Preferred A Shares; or

                        (c)  merge or consolidate with any other
                        corporation; or

                        (d)  sell, convey, or otherwise, dispose of
                        all or substantially all of the property or business of the corporation; or

                        (e) amend Sections 4.1 and 4.2 above if such amendment would materially adversely affect the holders of the Preferred A Shares.

                   4.4.3.2. Junior Preferred Stock. Unless the corporation has first obtained the approval of the holders of two-thirds (2/3) of the outstanding Preferred A Shares, the corporation shall not, whether in the Preferred B Resolutions or otherwise:

                        (a)  create any class of preferred stock
                        having preferences over or being on a par with the Preferred A Shares as to dividends, redemption, or liquidation; or

                        (b) create any class of preferred stock that are subject to redemption while any of the Preferred A Shares are outstanding; or

                        (c) create any class of preferred stock upon which dividends are to be paid at any time in an amount that, when calculated as a percentage of the par value of such preferred stock, is in excess of the dividends payable at such time pursuant to subsection 4.1.1 hereof on the Preferred A Shares, when calculated as a percentage of the par value of the Preferred A Shares, or

                        (d)  create  any class of preferred  stock
                        upon which dividends shall by payable prior to the Preferred Dividend Commencement Date or upon which dividends shall be payable if dividends accrued under subsection 4.1.3 on the outstanding Preferred A Shares have not been paid or set aside for payment for any fiscal quarter or quarters; or

                        (e) create any class of preferred stock that is convertible into Common Shares at a price below the greater of (i) Three Dollars and Fifty Cents ($3.50) per Common Share or (ii) an amount that is one hundred fifty percent (150%) of the average of the mean between the bid and asked prices of the Common Shares during the twenty (20) trading days prior to the issuance of such junior preferred stock.





         Section 4.5. Default.
         -----------  -------

              4.5.1. Events of Default. The occurrence of any of the following events shall be deemed to be an "Event of Default" for purposes of this ARTICLE FOURTH:

         (a) any failure to redeem or purchase Preferred A Shares as required by subsections 4.3.2 and 4.3.3 hereof in the manner and amount and at the time and place specified in Section 4.3 hereof, if such shares are not otherwise purchased in the manner and amount and at the time and place specified in
         Section 4.3 hereof by a BHC Affiliate; and

         (b) the failure of the corporation, whether or not declared and whether or not funds are legally available, for the payment thereof, on or before any Preferred Dividend Payment Date, to pay the lesser of: (i) the dividends cumulated in respect of the Preferred A Shares at the end of the fiscal quarterly accounting period ended next preceding such Preferred Dividend Payment Date; or (ii) twenty-five percent (25%) of the Available Cash Flow (as hereinafter defined) of the corporation during the four (4) consecutive fiscal quarterly accounting periods ending with the next preceding fiscal quarterly accounting period prior to such Preferred Dividend Payment Date. The term "Available Cash Flow," as used herein with respect to any given period of four (4) fiscal quarterly accounting periods shall mean and refer to an amount equal to: (A) the after-tax net income of the corporation during such period, plus (B) the depreciation, amortization and other similar non-cash charges deducted by the corporation during such period in determining its after tax net income, minus (C) mandatory (as opposed to voluntary) payments during such period of the principal portion (as opposed to interest) of rental payments under leases capitalized on the books of the corporation for financial reporting purposes minus (D) all dividends paid by the corporation on Preferred A Shares during such period, minus
         (E) all principal and interest payments, if any, made by the corporation to Pizza Time Theatre, Inc., or its successors and assigns, with respect to indebtedness with an original term in excess of six (6) months, and minus (F) the sum of Seven Million Five Hundred Thousand Dollars ($7,500,000.00).


              4.5.2. Effect of Failure to Redeem or Purchase. The sole effect of the occurrence and continuance of any such Event of Default (as hereinafter defined) shall be:

              (a) the adjustment of voting rights of the holders of Preferred A Shares as provided in subsection 4.4.2 hereof; and

              (b) the continuance of all dividend, voting and other rights of the holders of Preferred A Shares not so redeemed as herein required, including, without limitation, the right to receive dividends pursuant to
              Section 4.1 hereof and to be redeemed pursuant to Section
              4.3 hereof, to the extent that the corporation has funds legally available for such purposes.

              4.5.3. Cure. An Event of Default shall be deemed to continue until such time as (a) the number. of Preferred A Shares then held by holders other than the corporation or a BHC Affiliate does not exceed the maximum number of Preferred A Shares then permitted to be outstanding pursuant to subsections 4.3.2 and 4.3.3 hereof; and (b) the corporation shall have declared, and paid or set aside for payment, such aggregate amount as would have been theretofore required to have been declared and paid on all past Dividend Payment Dates to prevent an Event of Default from having occurred with respect to any Preferred A Shares then outstanding.

              4.5.4.    Certain Shares Purchased by a BHC Affiliate.
              ------    --------------------------------------------

                   4.5.4.1. Redemption Restriction. In the event any of the Preferred A Shares required to be redeemed or purchased pursuant to Section 4.3 hereof are purchased by a BHC Affiliate other than the corporation, as permitted in paragraph (a) of subsection 4.5.1 or in subsection 4.5.3 hereof, then such Preferred A Shares shall not be later redeemed or purchased pursuant to subsection 4.3 hereof until all other Preferred A Shares have been redeemed or purchased from all holders other than a BHC Affiliate.

                   4.5.4.2. Resale Restriction. In the even any Preferred A Shares required to be redeemed or purchased pursuant to Section 4.3 hereof are purchased by a BHC Affiliate other than the corporation, as permitted in paragraph (a) of subsection 4.5.1 or in subsection 4.5.3 hereof, then such Preferred A Shares shall not be sold by such purchaser so long as any Preferred A Shares are held by any holder that is not a BHC Affiliate. A legend setting forth such restriction shall be placed on each certificate representing the Preferred A Shares subject to the restriction imposed by this subsection 4.5.4.2.

         Section 4.6.   Election of New Directors Upon Default.
         -----------    ---------------------------------------

              4.6.1. Number of Directors. Upon the occurrence of any Event of Default and the election held pursuant to subsection
4.6.4 hereof, the number of the corporation's directors shall be five (5).

              4.6.2.    New Election.
              -----     ------------

                   4.6.2.1 Notice. Within ten (10) days after receipt of a written request or requests for a shareholder's meeting from the holder or holders of five percent (5%) or more of the Preferred A Shares after the occurrence of an Event of Default, the Secretary of the corporation shall notice and call a meeting of the shareholders of the corporation for the purpose of electing new directors.

                   4.6.2.2. Time and Place. Such meeting shall occur at the principal office of the corporation or such other location as the Board of Directors in good faith determines to be convenient to the majority of the shareholders. The meeting shall occur within fifty (50) days after the last day the Secretary is required to notice and call the meeting. The meeting may be a special meeting or an annual meeting.

                   4.6.2.3. Other Matters. The shareholders may consider other matters as they are permitted to consider by these Articles, the bylaws of the corporation, or by law, provided that nomination and election of new directors by the holders of the Preferred A Shares shall be the first item of business.

              4.6.2.4. Quorum. Holders of one-third (1/3) of the Preferred A Shares shall constitute a quorum for the election of directors to be elected by the holders of the Preferred A Shares.

                   4.6.3.    Resignations of Directors During
         Continuance of an Event of Default. All members of the Board of Directors shall be deemed to have resigned on the date of the meeting held pursuant to subsection 4.6.2.2 hereof.

                   4.6.4. Election of Directors During Continuance of an Event of Default. At the meeting held pursuant to subsection 4.6.2.2 hereof, the holders of Preferred A Shares, Preferred B Shares, and Common Shares shall be entitled to vote for the election of directors of the corporation as provided in subsection 4.4.2 hereof.

                   4.6.5. Vacancies. During the continuance of an Event of Default, vacancies on the Board of Directors created other than by the operation of subsection 4.6.3 may be filled only by action of directors who were elected by holders of shares of stock of the same class as those who elected the director whose successor is to be chosen. All other vacancies shall be filed as provided in the Bylaws of the corporation.

                   4.6.6. Termination of Event of Default. The terms of the directors elected or appointed by or on behalf of the holders of Preferred A Shares shall expire, and the number of the corporation's directors shall revert to the number that existed immediately prior to the Event of Default that resulted in the election of directors by classes, automatically at such time as there is no Event of Default continuing under this ARTICLE FOURTH.

              Section 4.7. No Conversion Rights. The Preferred A Shares shall not be convertible into Common Shares.

              Section 4.8. All Shares Nonassessable. All shares of stock of the corporation of any class shall be nonassessable.

              Section 4.9.   No Preemptive Rights.  No holder of any
         shares of the corporation shall be entitled as such, as a matter of right, to purchase or subscribe for any shares of -stock of the corporation of any class, whether now or hereafter authorized or whether issued for cash, property bonds, notes, debentures, other securities, or stock convertible into shares of stock of the corporation or carrying or evidencing any right to purchase shares of stock of any class.

              Section 4.10.  No Nonvoting Equity Securities.  The
         corporation shall not authorize or issue any class or series
         o f non-voting equity securities.

         Section 4.11.  Preferred B Shares.
         ------------   -------------------

                   4.11.1. Issuance. Preferred B Shares may be issued in one or more series at such time or times as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects. Preferred B Shares may be issued for such consideration or considerations as the Board of Directors may determine, provided that the value of such consideration or considerations shall equal or exceed, in the good faith business judgment of the Board of Directors, the greater of
         (i) the aggregate par value of the Preferred B Shares to be issued or (ii) the fair market value of the Preferred B Shares to be issued, if an active trading market has developed for the series of Preferred B Shares being so issued.

                   4.11.2.   Authorization.  Subject to the
         restrictions set forth in subsection 4.4.3.2 hereof, authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the issue of any series of Preferred B Shares, the powers, designations, preferences, and relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

              (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

              (b) The dividend rate or rates on the shares of such series and the preferences, if any, over any other series of Preferred B Shares (or of any other series of Preferred B Shares over such series) with respect to dividends, the terms and conditions upon which and the periods with respect to which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall cumulate;

              (c) Whether or not the shares of such series shall be redeemable, the limitations and restrictions with respect to such redemptions, the time or times when, the price or prices at which, and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares of such series are to be redeemed;

              (d) The rights to which the holders of shares of such series shall be entitled, and the preferences if any, over any other series of Preferred B Shares (or of any other series of Preferred B Shares over such series), upon the voluntary or involuntary liquidation, dissolution, or winding-up of the corporation, which rights may vary depending on whether such liquidation, dissolution, or winding-up is voluntary or involuntary, and, if voluntary, may vary at different dates;

              (e) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement, or sinking fund, and, if so, whether and upon what conditions such purchase, retirement, or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

              (f) Whether or not the shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, or of any other series of the same class and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

              (g) The voting powers, full and/or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series of Preferred B Shares having similar provisions) shall be entitled to vote separately as a single class for the election of one or more directors of the corporation in case of dividend arrearages or other specified events, or upon other matters;

              (h) Whether or not the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences, or rights of any such other series; and

              (i) Any other preferences, privileges, and powers, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation or law.

                   4.11.3. Dividends. After the requirements with respect to preferential dividends on the Preferred A Shares (fixed pursuant to Section 4.1 hereof) shall have been met:

                   4.11.3.1. Fixing of Dividends. The shares of each series of Preferred B Shares shall entitle the holders thereof to receive, when, as, and if declared by the Board of Directors out of funds legally available for dividends, cash dividends at the rate, under the conditions, for the periods, and on the dates fixed by the resolution or resolutions of the Board of Directors pursuant to authority granted in this
         Section 4., for each series, and no more, before any dividends on the Common Shares (other than a distribution solely in Common Shares) shall be paid, declared, or set apart for payment.

                   4.11.3.2. Restrictions on Dividends on Common andother Junior Stock. Unless dividends on all outstanding shares of each series of the Preferred B Shares shall have been fully paid or declared and set aside for payment, for all past quarterly dividend periods, and unless all required sinking fund payments, if any, shall have been made or provided for, no dividend (except a dividend payable in Common Shares and/or shares of any other class of stock ranking junior to the Preferred B Shares) shall be paid upon or declared. or set apart for the Common Shares or any other class of stock ranking junior to the Preferred B Shares.

                   4.11.4.   Reissuance of Preferred B Shares.
         Preferred B Shares redeemed, converted, exchanged, purchased, retired, or surrendered to the corporation, or which have been issued and reacquired in any manner, shall have the status of authorized and unissued Preferred B Shares and may be reissued by the Board of Directors as shares of the same or any other series of Preferred B Shares.

         FIFTH. The number of directors of the corporation shall be as provided in the Bylaws of the corporation.

         SIXTH.  The corporation is to have perpetual existence.

         SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

         EIGHTH. Elections of directors need not be by ballot unless the Bylaws of the corporation so provide.

         NINTH. The Bylaws of the corporation may from time to time be altered, amended, or repealed, or new Bylaws may be adopted, in any of the following ways: (i) by the holders of a majority of the outstanding shares of stock of the corporation entitled to vote, or
(ii) by a majority of the full Board of Directors and any change so made by the stockholders may thereafter be further changed by a majority of the Directors; provided, however, that the power of the Board of Directors to alter, amend, or repeal Bylaws, or to adopt new Bylaws, may be denied as to any Bylaws or portion thereof by the stockholders if, at the time of enactment, the stockholders shall so expressly provide.

         TENTH. The corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employer or agent of the corporation, or any person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the laws of the State of Kansas.

         ELEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them or between this corporation and its stockholders or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 104 of the General Corporation Code of Kansas or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of
Section 98 of the General Corporation Code of Kansas, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization, if sanctioned by the court to which the said application has been made, shall be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         TWELFTH. Except as may be otherwise provided by statute, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner of such shares and of all rights derived from such shares for all purposes, and the corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term "person," a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares. The foregoing shall apply whether or not the corporation shall have either actual or constructive notice of the interest of such person.

         THIRTEENTH. Meetings of stockholders may be held within or without the State of Kansas, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes of Kansas) outside the State of Kansas at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

         FOURTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, these Restated Articles of Incorporation have been executed by the corporation by its Executive Vice and attested by its Secretary on this 5th day of September 1986.




                                       SHOWBIZ PIZZA TIME, INC.

[CORPORATE SEAL]

                                       By
                                       ----------------------------
                                            Thomas J. Chadwick
                                            Executive Vice President




ATTEST:


- -------------------------
Alice Winters, Secretary




STATE OF TEXAS

COUNTY OF DALLAS


         BE IT REMEMBERED, that on this 5th day of September, 1989, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Thomas J. Corcoran, Jr., who declared that he is the executive Vice President of the corporation named in the foregoing instrument, and duly acknowledged before me that he executed the foregoing instrument on behalf of the corporation.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year last above written.

                                            --------------------------
                                            Notary in and for the State
                                            of Texas
My Commission Expires: ----------

                     CERTIFICATE OF AMENDMENT
                              TO THE
                RESTATED ARTICLES OF INCORPORATION
                                OF
                     SHOWBIZ PIZZA TIME, INC.


         SHOWBIZ PIZZA TIME, INC., a corporation organized and existing under and by virtue of the laws of the State of Kansas, does hereby certify:

         FIRST:    That at a meeting of the Board of Directors of said
corporation on September 9, 1988, resolutions were duly adopted setting forth proposed amendments to the Restated Articles of Incorporation of said corporation, declaring their advisability, and further declaring that said amendments be submitted for approval at the annual meeting of stockholders to be held on October 18, 1988, with the recommendation by the Board of Directors that the stockholders approve said amendments. The proposed amendments set forth in said resolutions of the Board of Directors are as follows:

         Amendment No. 1 to Restated Articles of Incorporation.
         ------------------------------------------------------

         ARTICLE FIFTH of the Restated Articles of Incorporation shall be amended to read in its entirety as follows:

              FIFTH. The number of directors of the corporation shall be as provided in the Bylaws of the corporation.

         Commencing with the annual meeting of stockholders in 1988, in lieu of electing the whole number of directors annually, the directors shall be divided into three (3) classes, Class I, Class
II and Class III, with three (3) directors in Class I and two in each of Classes II and III. At the annual meeting of stockholders of 1988, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting of stockholders; directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders; and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders subsequent to the annual meeting of stockholders in 1988, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Each director shall hold office for the term for which he was elected and until his successor is elected and qualified or until his earlier resignation or removal. Any increase or decrease in the authorized number of directors shall be apportioned by the Board of Directors among the classes so as to make all classes as nearly equal in number as possible. No decrease in the authorized number of directors shall shorten the term of any incumbent director. A director who is chosen in the manner provided in the Bylaws to fill a vacancy in the Board of Directors or to fill a newly-created directorship resulting from an increase in the authorized number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his successor is elected and qualified or until his earlier resignation or removal. Directors of the corporation may be removed only for cause.

         Upon the occurrence of any Event of Default (as defined in the Restated Articles of Incorporation of the corporation) and the election held pursuant to Subsection 4.6.4. of the Restated
Articles of Incorporation of the corporation, the effectiveness of the provisions of the immediately preceding paragraph shall be suspended, and the five (5) directors elected in accordance with
Section 4.6 of the Restated Articles of Incorporation shall serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their successors are elected and qualified or until their earlier registration or removal. Upon the discontinuance of an Event of Default, the suspension of the effectiveness of the provisions of the immediately preceding paragraph shall automatically cease; the directors whose terms shall not have expired by reason of the discontinuance of such Event of Default shall be designated as Class III directors; the remaining directors, subject to applicable Kansas law, may appoint directors in accordance with the provisions of Section 14 of the Bylaws or may call a special meeting of stockholders to elect directors to fill the vacancies created by the expiration of the terms of directors elected or approved by or on behalf of the holders of the Class A Preferred Stock of this corporation and to fill any newly created directorships resulting from an increase in the number of directors due to a cessation in such suspension; and the terms of each class of directors shall be determined by the provisions of the immediately preceding paragraph as though such directors had been elected at the 1988 annual meeting of stockholders.


         Amendment No. 2 to Restated Articles of Incorporation.
         -----------------------------------------------------

         ARTICLES NINTH of Incorporation of the Corporation shall be amended to read in its entirety as follows:

              NINTH. The provisions of the Bylaws of this corporation contained in Section 13 of 14 thereof may be amended, altered, changed or repealed from time to time by directors constituting at least two-thirds ( ) of the authorized number of directors of the corporation; provided, however, that the stockholders at an annual meeting, or special meeting, may also amend, alter, change or repeal such provisions by the affirmative vote of the holders of two-thirds ( ) of the issued and outstanding shares of all classes of stock of the corporation entitled to vote thereon, voting as one class. All provisions of the Bylaws, other than those referred to above in this paragraph, may be amended or repealed and new Bylaws not inconsistent or in conflict with those provisions referred to above in this paragraph may be added from time to time by a majority of the Board of Directors then in office; provided, however, that the stockholders at an annual meeting, or special meeting, may also from time to time amend all provisions of the Bylaws, other than those referred to above in this paragraph, and add new Bylaws not inconsistent or in conflict with those provisions referred to above in this paragraph by the affirmative vote of the holders of a majority of all classes of stock of the corporation entitled to vote thereon, voting as one class. Any amendment to the Bylaws adopted by the stockholders as aforesaid may thereafter be further amended by the directors as aforesaid unless the stockholders shall have provided otherwise in such amendment.

         Amendment No. 3 to Restated Articles of Incorporation.
         -------------------------------------------------------

         ARTICLE FOURTEENTH of the Restated Articles of Incorporation of the Corporation shall be amended to read in its entirety as follows:

              FOURTEENTH. The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Restated Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. The provisions contained in the Articles FIFTH, NINTH and FOURTEENTH of these Restated Articles of Incorporation may be amended, altered, changed or repealed from time to time only upon (1) the approval of directors constituting at least two-thirds ( ) of the authorized number of directors of the corporation, and (2) the affirmative vote of the holders of two-thirds ( ) of the issued and outstanding shares of all classes of stock of the corporation entitled to vote thereon, voting as one class at any annual or special meeting of the stockholders. All provisions of these Restated Articles of Incorporation, other than those referred to above in this Article, may be amended, altered, changed or replaced in the manner now or hereafter prescribed by statute.

         Amendment No. 4 to the Restated, Articles of Incorporation. The first paragraph of ARTICLE FOURTH of the Restated Articles of Incorporation of the Corporation shall be amended to read in its entirety as follows:

              FOURTH. The total number of shares of stock that the corporation shall have authority to issue is Ten Million Five Hundred Forty-Nine Thousand Five Hundred Seventy-Two (10,549,752) shares, which shall be divided into three (3) classes as follows:
(i) Forty-Nine Thousand Five Hundred Seventy-Two (49,572) shares of Class A Preferred Stock, of the par value of Sixty Dollars ($60.00) each (hereinafter "Preferred A Shares"); (ii) Five Hundred Thousand (500,000) shares of Class B Preferred Stock, of the par value of One Hundred Dollars ($100.00) each (hereinafter "Preferred B Shares"); and (iii) Ten Million (10,000,000) shares of Common Stock, of the par value of Ten Cents ($.10) each (hereinafter "Common Shares"). The designations, powers, preferences, and rights of each class, and the qualifications, limitations, or restrictions thereof, shall be as set forth in this ARTICLE FOURTH.

         Amendment No. 5 to the Restated Articles of Incorporation. The following new section shall be added to the end of ARTICLE
FOURTH of the Restated Articles of Incorporation of the
Corporation:

         Section 4.12. Share Combination. Each ten (10) shares of previously authorized Common Stock, par value $.10 per share, of the Corporation ("Old Common Stock"), shall be hereby combined into one (1) share of Common Stock, par value $.10 per share of the Corporation ("New Common Stock"). Each previously issued certificate which represented shares of Old Common Stock shall hereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall be combined; provided, however, that each person holding of record a stock certificate or certificate which represented shares of Old Common Stock, shall receive, upon surrender of such certificate or certificate, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled and provided further that the Corporation shall not issue fractional shares of New Common Stock with respect to this combination. In lieu of fractional shares, the Corporation shall pay stockholders cash for such fractional shares, on the basis of the fair value of such fractional shares as of the date of effectiveness of this Section. The Board of Directors (or the Executive Committee thereof) shall determine in good faith the fair value for such fractional shares, and such determination shall be conclusive evidence thereof.

         Amendment No. 6 to the Restated Articles of Incorporation . The following ARTICLE FIFTEENTH shall be added to the Restated
Articles of Incorporation of the Corporation:

         FIFTEENTH. No director shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the provisions of K.S.A. 17-6424 and amendments thereto or (iv) for any transaction from which the director derived an improper personal benefit.

         SECOND:   That thereafter, pursuant to resolution of its Board
of Directors, the annual meeting of the stockholders of said corporation was duly called and held on October 18, 1988, upon notice in accordance with Section 17-6512 of the Kansas General
Corporation Code, at which meeting the necessary number of shares as required by statute were voted in favor of said amendments.

         THIRD:    That said amendments were duly adopted in accordance
with the provisions of Section 17-6602 of the Kansas General
Corporation Code.

              IN WITNESS WHEREOF, ShowBiz Pizza Time, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Richard M. Frank, its President and Chief Executive Officer, and Ronald F. Saupe, its Secretary, and each of them does hereby affirm and acknowledge, under penalties of perjury, that this Certificate of Amendment is the act and deed of said corporation and that the facts stated herein are true.

DATED:  October 18, 1988.              SHOWBIZ PIZZA TIME, INC.

                                       By: -------------------------
                                            Richard M. Frank
                                            President and Chief
                                            Executive Officer
ATTEST:
- ------------------------
         Ronald F. Saupe
         Secretary                      THE STATE OF TEXAS
                                        COUNTY OF DALLAS

         BEFORE ME, the undersigned authority, on this day personally appeared RICHARD M. FRANK, President and Chief Executive Officer of ShowBiz Pizza Time, Inc., a Kansas corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and considerations therein expressed, in the capacity therein stated and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 18th day of October, 1988


                                            -------------------------
                                            Notary Public in and for
                                            the State of Texas

My commission expires:
- --------------------------

                     CERTIFICATE OF AMENDMENT
                              TO THE
                RESTATED ARTICLES OF INCORPORATION
                                OF
                     SHOWBIZ PIZZA TIME, INC.


         SHOWBIZ PIZZA TIME, INC., a corporation organized and existing under and by virtue of the laws of the State of Kansas, does hereby certify:

         FIRST:    That at a meeting of the Board of Directors of said
corporation on June 14, 1989, resolutions were duly adopted setting forth proposed amendments to the Restated Articles of Incorporation of said corporation, declaring their advisability, and further declaring that said amendments be submitted for approval at the annual meeting of stockholders to be held on October 16, 1989, with the recommendation by the Board of Directors that the stockholders approve said amendments. The proposed amendments set forth in said resolutions of the Board of Directors are as stated below:

         ARTICLE FOURTH of the Restated Articles of Incorporation of ShowBiz Pizza Time, Inc., is to be amended so as to add thereto a new Section 4.13 to read as follows:

         Section 4.13.  Restrictions on Transfer.
         ------------   -------------------------

         4.13.1. Certain Transfers Prohibited. Until December 31, 2002, (i) any attempted or purported transfer or registration of transfer of any shares of the Common Stock, to any person or entity (or group of persons or entities in concert) who directly or indirectly owns, or whose shares are or would be attributed to any person, entity or group who directly or indirectly owns, in either case prior to the transfer and after giving effect to the applicable attribution rules of the Internal Revenue Code of 1986, as amended (the "Code"), more than 4.75% of the value of the outstanding capital stock (within the meaning of Section 382 of the code) of the corporation shall be void ab initio insofar as it purports to transfer ownership to the transferee and (ii) any attempted or purported transfer or registration of transfer of any shares of the Common Stock, to any person or entity (or group of persons or entities acting in concert) not described in clause (i) who directly or indirectly would own, or whose shares would be attributed to any person, entity or group who directly or indirectly would own, in either case as a result of an immediately after the transfer and after giving effect to the applicable attribution rules of the Code, more than 4.75% of the value of the outstanding capital stock (within the meaning of Section 382 of the Code) of the corporation shall, as to the number of shares representing such excess ever 4.75%, be void ab initio insofar as it purports to transfer ownership to the transferee; provided, however, that neither clause (i) nor clause (ii)shall prevent a transfer if the transferor or purported transferee obtains the written approval of the Board of Directors of the corporation. The Board of Directors may require, as a condition to any transfer, that the transferor or the purported transferee provide the corporation with an opinion of counsel satisfactory to the corporation to the effect that the transfer will not result in an "ownership change" within the meaning of Section 382 of the Code.
No employee or agent of the corporation shall be permitted to register in the stock register maintained by the Company or its transfer agent any attempted or purported transfer made in violation of this Section 4.13. Any unpermitted registration of a transfer made in violation of this Section 4.13 will be void ab initio. No intended transferee of shares of the Common Stock in any such attempted or purported transfer or unpermitted registration shall be recognized as a stockholder of the corporation for any purpose whatsoever.

         4.13.2. Effect of Attempted Transfer. In the event of an attempted or purported transfer or unpermitted registration in violation of this Section 4.13, the corporation shall be deemed to be the exclusive and irrevocable agent for the transferor of the shares of Common Stock that are subject to the restrictions set forth in Section 4.13.1 above. The corporation shall be such agent for the limited purpose of consummating a sale of such shares to an eligible transferee, which may include without limitation the transferor. The record ownership of the subject shares shall remain in the name of the transferor until the shares have been sold by the corporation or its assignee, as agent, to an eligible transferee. The corporation shall be entitled to assign its agency hereunder to any person or entity including, but not limited to, the intended transferee of the shares, for the purpose of effecting a permitted sale of such shares. Neither the corporation, as agent, nor any assignee of its agency hereunder, shall be deemed to be a stockholder of the corporation nor be entitled to any rights of a stockholder of the corporation, including, but not limited to, any right to vote such Common Stock or to receive dividends or liquidating distributions in respect thereof, if any, but the corporation or its assignee shall only have the right to sell and transfer such shares on behalf of and as agent for the transferor to another person or entity, provided that a transfer to such other person or entity does not violate the provisions of this Section
4.13. The rights to vote and to receive dividends and liquidating distributions with respect to such shares shall remain with the transferor. In the event of a permitted sale and transfer, whether by the corporation or its assignee, as agent, the proceeds of such sale shall be applied first to reimburse the corporation or its assignee for any expenses incurred by the corporation acting in its role as the agent for the sale of such shares, second, to the extent of any remaining proceeds, to reimburse the intended transferee for any payments made to the transferor by such intended transferee for such shares, and the remainder, if any, to the original transferor.

         4.13.3. Corporation's Right to Acquire Shares. For a period of 90 days after its receipt of knowledge of an attempted or purported transfer or unpermitted registration of shares in violation of this Section 4.13, the corporation may elect to acquire such shares at the same purchase price agreed to be paid by the intended. transferee, in which case the corporation shall be obligated to pay to the intended transferee of such shares, as restitution on behalf of the transferor out of the purchase price, the amount of any payments made by such intended transferee to the transferor for such shares and to pay any remainder of the purchase price to the transferor; such amounts shall be payable to the intended transferee and the transferor , as the may be, in three equal installments, without interest, each installment to be paid to the intended transferee and the transferor pro rata in accordance with the total amount payable to each. The first such installment shall be payable within 10 days after the corporation exercises such right and the remaining installments all be payable on the first and second anniversaries, respectively, of such exercise. The corporation may exercise such election by giving written notice thereof to the transferor and to the intended transferee.

         4.13.4. Stock Certificate Legend. All certificates hereafter issued evidencing ownership of shares of Common Stock shall bear a conspicuous legend as follows:

              "THE SHARES OF COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO TRANSFER RESTRICTIONS PURSUANT TO ARTICLE FOURTH OF THE RESTATED ARTICLES OF INCORPORATION OF THE COMPANY, REFERENCE TO WHICH IS MADE FOR ALL PURPOSES."

         4.13.5. Enforcement. The Board of Directors shall have the discretion to issue instructions to, or make suitable arrangements with, the transfer agent, if any for the corporation's Common
Stock, whereby the transfer agent would establish and enforce a mechanism for policing the transfer prohibitions established by this Section 4.13. The Board of Directors shall also have authority to delegate to one or more officers of the corporation the power and authority to police and enforce the provisions of this Section
4.13 on behalf of the corporation.

         SECOND:   That thereafter, pursuant to resolution of its Board
of Directors, the annual meeting of the stockholders of said corporation was duly called and held on October 16, 1989, upon notice in accordance with Section 17-6512 of the Kansas General
Corporation Code, at which meeting the necessary number of shares as required by statute were voted in favor of said amendments.

         THIRD:    That said amendments were duly adopted in accordance
with the provisions of Section 17-6602 of the Kansas General
Corporation Code.

              IN WITNESS WHEREOF, ShowBiz Pizza Time, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Richard M. Frank, its President and Chief Executive Officer, and Ronald F. Saupe, its Secretary, and each of them does hereby affirm and acknowledge, under penalties of perjury, that this Certificate of Amendment is the act and deed of said corporation and that the facts stated herein are true.

              DATED:  October 16, 1989.
                                       SHOWBIZ PIZZA TIME, INC.

                                       By:
                                       ---------------------------
                                       Richard M. Frank
                                       Chairman and Chief
                                       Executive Officer
ATTEST:

- -------------------------
Ronald F. Saupe
Secretary


THE STATE OF TEXAS

COUNTY OF DALLAS

         BEFORE ME, the undersigned authority, on this day personally appeared RICHARD M. FRANK, Chairman and Chief Executive Officer of ShowBiz Pizza Time, Inc., a Kansas corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 16th day of October, 1989.

                                            ------------------------
                                           Notary Public in and for
                                           the State of Texas

My commission expires:

- ---------------------




                     CERTIFICATE OF AMENDMENT
                              TO THE
                RESTATED ARTICLES OF INCORPORATION
                                OF
                     SHOWBIZ PIZZA TIME, INC.


         SHOWBIZ PIZZA TIME, INC., a corporation organized and existing under and by virtue of the laws of the State of Kansas, does hereby certify:

         FIRST:    That at a meeting of the Board of Directors of said
corporation on March 9, 1992, resolutions were duly adopted setting forth proposed amendments to the Restated Articles of Incorporation of said corporation, declaring their advisability, and further declaring that said amendments be submitted for approval at the annual meeting of stockholders to be held on May 29, 1992, with the recommendation by the Board of Directors that the stockholders approve said amendments. The proposed amendments set forth in said resolutions of the Board of Directors are as follows:

         The first paragraph of ARTICLE FOURTH of the Restated Articles of Incorporation of the Corporation shall be amended to read in its entirety as follows:

              FOURTH. The total number of shares of stock that the corporation shall have authority to issue is Thirty Million Five Hundred Forty-Nine Thousand Five Hundred Seventy (30,549,570) shares, which shall be divided into three (3) classes as follows:
(i) Forty-Nine Thousand Five Hundred Seventy (49,570) shares of Class A Preferred Stock, of the par value of Sixty Dollars ($60.00) each (hereinafter "Preferred A Shares"); (ii) Five Hundred Thousand (500,000) shares of Class B Preferred Stock, of the par value of One Hundred Dollars ($100.00) each (hereinafter "Preferred B Shares"); and (iii) Thirty Million (30,000,000) shares of Common Stock, of the par value of Ten Cents ($.10) each (hereinafter "Common Shares"). The designations, powers, preferences, and rights of each class, and the qualifications, limitations, or restrictions thereof, shall be as set forth in this ARTICLE FOURTH.

         SECOND:   That thereafter, pursuant to resolution of its Board
of Directors, the annual meeting of the stockholders of said corporation was duly called and held on May 29, 1992, upon notice in accordance with Section 17-6512 of the Kansas General
Corporation Code, at which meeting the necessary number of shares as required by statute were voted in favor of said amendments.

         THIRD:    That said amendments were duly adopted in accordance
with the provisions of Section 17-6602 of the Kansas General
Corporation Code.

              IN WITNESS WHEREOF, ShowBiz Pizza Time, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Richard M. Frank, its Chairman of the Board and Chief Executive Officer, and Ronald F. Saupe, its Secretary, and each of them does hereby affirm and acknowledge, under penalties of perjury, that this Certificate of Amendment is the act and deed of said corporation and that the facts stated herein are true.

              DATED:  May 29, 1992

                                            SHOWBIZ PIZZA TIME, INC.

                                            By:
                                            ---------------------------
                                            Richard M. Frank
                                            Chairman of the Board and
                                             Chief Executive Officer

ATTEST:

- ----------------------
         Ronald F. Saupe
         Secretary


THE STATE OF TEXAS

COUNTY OF DALLAS

         BEFORE ME, the undersigned authority, on this day personally appeared RONALD F. SAUPE, Secretary of ShowBiz Pizza Time, Inc., a Kansas corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and considerations therein expressed, in the capacity therein stated and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 29th day of
May, 1992.


                                       --------------------------
                                       Notary Public in and for
                                       the State of Texas

My commission expires:

- ----------------------



                     CERTIFICATE OF AMENDMENT
                              TO THE
                RESTATED ARTICLES OF INCORPORATION
                                OF
                     SHOWBIZ PIZZA TIME, INC.


         SHOWBIZ PIZZA TIME, INC., a corporation organized and existing under and by virtue of the laws of the State of Kansas, does hereby certify:

         FIRST: That at a meeting of the Board of Directors of said corporation on May 15, 1996, resolutions were duly adopted setting forth a proposed amendment to the Restated Articles of Incorporation of said corporation, declaring their advisability, and further declaring that said amendments be submitted for approval at the annual meeting of stockholders to be held on June 20, 1996, with the recommendation by the Board of Directors that the stockholders approve said amendment. The proposed amendment set forth in said resolutions of the Board of Directors is as follows:

         The first paragraph of ARTICLE FOURTH of the Restated
         Articles of Incorporation of the Corporation shall be amended to read in its entirety as follows:

                   FOURTH.  The total number of shares of
              stock that the corporation shall have
              authority to issue is Fifty Million Five
              Hundred Forty-Nine Thousand Five Hundred
              Seventy (50,549,570) shares, which shall be divided into three (3) classes as follows:
              (i) Forty-Nine Thousand Five Hundred Seventy
              (49,570) shares of Class A Preferred Stock, of the par value of Sixty Dollars ($60.00) each (hereinafter "Preferred A Shares"); (ii) Five Hundred Thousand (500,000) shares of Class B Preferred Stock, of the par value of One Hundred Dollars ($100.00) each (hereinafter "Preferred B Shares"); and Fifty Million (50,000,000) shares of Common Stock, of the par value of Ten Cents ($0.10) each (hereinafter "Common Shares"). The designations, powers, preferences, and rights of each class, and the qualifications, limitations, or restrictions thereof, shall be as set forth in this ARTICLE FOURTH.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held on June 20, 1996, upon notice in accordance with Section 17-6512 of the Kansas General
Corporation Code, at which meeting the necessary number of shares as required by statute were voted in favor of said amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 17-6602 of the Kansas General
Corporation Code.

         IN WITNESS WHEREOF, ShowBiz Pizza Time, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Richard M. Frank, its Chairman of the Board and Chief Executive Officer, and Marshall R. Fisco, Jr., its Secretary, and each of them does hereby affirm and acknowledge, under penalty of perjury, that to the best of their knowledge this Certificate of Amendment is the act and deed of said corporation and that the facts stated herein are true.

         DATED:  July 9, 1996

                                            SHOWBIZ PIZZA TIME, INC.

[SEAL]
                                            By:
                                            ---------------------------
                                            Richard M. Frank
                                            Chairman of the Board and
                                            Chief Executive Officer

ATTEST:

- ----------------------------
         Marshall R. Fisco, Jr.
         Secretary


THE STATE OF TEXAS

COUNTY OF DALLAS

         BEFORE ME, the undersigned authority, on this day personally appeared Richard M. Frank, and Marshall R. Fisco, Jr., Chairman of the Board and Chief Executive Officer, and Secretary, respectively, of ShowBiz Pizza Time, Inc., a Kansas corporation, known to me to be the persons and officers whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ---- day of
- ------------, 1996.
                                            -----------------------
                                            Notary Public in and for
                                            the State of Texas

My commission expires:

- ----------------------